UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017
MVP REIT II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110 SAN DIEGO, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Form 8-K filed by the Company on December 7, 2016 MVP REIT II, Inc. (the "Company") and MVP REIT, Inc. ("MVP REIT"), through MVP Detroit Center Garage, LLC, an entity owned by the Company and MVP REIT (referred to herein as the "Purchaser"), entered into a purchase and sale agreement to purchase from Center Parking Associates Limited Partnership a multi-level parking garage consisting of approximately 1,275 parking space, located in Detroit, Michigan, for a purchase price of $55.0 million, plus acquisition and financing-related transaction costs. The Company owns 80% equity interest in the Purchaser and MVP REIT owns a 20% equity interest.

On January 10, 2017, the Purchaser completed the purchase, from Center Parking Associates Limited Partnership, of the multi-level garage under the terms of the purchase and sale agreement.  The parking garage will be operated by SP Plus Corporation under a long-term lease agreement with the Purchaser.  The purchase price was funded through a $31.5 million loan with Bank of America, an available draw on our KeyBank line of credit, cash flow from operations, and proceeds from the sale of shares of MVP REIT II's common stock

Item 1.01 Entry into a Material Definitive Agreement.

Bank of America, N.A.

On January 10, 2017, the Company and MVP REIT, through MVP Detroit Center Garage, LLC, entered into a secured Loan Agreement with Bank of America, N.A. to fund a portion of the purchase price for a multi-level parking garage in Detroit, Michigan.  The Loan Agreement is for a 10-year term loan with a balance of approximately $31.5 million, collateralized by the parking garage located in Detroit, Michigan, matures in February 2027, and is payable in monthly installment payments of principal and interest.  The foregoing summary is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than March 29, 2017, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than March 29, 2017, which 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)	Exhibits

10.1  Loan Agreement dated as of January 10, 2017 among MVP Detroit Centger Garage, LLC and Bank of America, N.A., a national banking association.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT II, INC. (Registrant)

Date: January 11, 2017	By:	/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer